Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 (File No. 333-264275), Registration Statement on Form S-3 (File No. 333-280400), and Registration Statement on Form S-8 (File No. 333-267823) of our report dated September 27, 2024 with respect to the financial statements of NeoVolta, Inc. appearing in this Annual Report on Form 10-K for the year ended June 30, 2024.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 27, 2024